Exhibit 10.18



                             Cirilium Holdings, Inc.
                         EXECUTIVE EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT, dated as of __________________, is between Cirilium Holdings, Inc. with its principal offices at 625 N. Flagler Dr. Suite 509, West Palm Beach Florida 33401 (the "Company") and Gerald C. Parker ("Employee").

     THEREFORE,   in   consideration   of  the  mutual   promises   and  of  the
representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound according to the terms of this Agreement, hereby agree as follows:

     1. Employment:

     The Company shall employ Employee, and Employee hereby accepts such employment and agrees to perform his duties and responsibilities hereunder, in accordance with the terms and conditions hereinafter set forth.

     1.1 Duties and Responsibilities.

          (a) During such time as Employee is employed by the Company, Employee shall serve as President and perform all duties and accept all responsibilities incidental to such position. Employee shall also serve on the Board of Directors of the Company as acting Chairman.

          (b) Employee represents to the Company that he/she is not subject or a party to any employment agreement, non-competition covenant, non-disclosure agreement or other agreement, covenant, understanding or restriction of any nature whatsoever which would prohibit Employee from executing this Agreement and performing fully his duties and responsibilities hereunder, or which would in any manner, directly or indirectly, limit or affect the duties and responsibilities which may now or in the future be assigned to Employee by the Company.






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     1.2 Extent of Service.

          During such time as Employee is employed by the Company, Employee agrees to use his best efforts to carry out his duties and responsibilities under Section 1. hereof. Except as provided in Section 5 hereof, the foregoing shall not be construed as preventing Employee from making investments in other businesses or enterprises provided that Employee agrees not to become engaged in any other business activity which may, in the judgment of the Board of Directors of the Company, interfere with his ability to discharge his duties and responsibilities to the Company.

     1.3 Compensation.

          (a) For all the services rendered by Employee to the Company hereunder, Employee shall receive gross compensation of One Hundred Thousand Dollars ($100,000.00) per year ("Base Compensation").

          (b) Option Participation - Employee will receive compensation in the form of options to purchase three hundred thousand (300,000) shares of restricted common stock in the Company. In the event that this Agreement is terminated, whether by Employee or With or Without Cause by the Company, Employee shall receive options for the current fiscal year in an amount pro rata with that portion of the year in which Employee performed services for the Company pursuant to this Agreement and Employee shall receive these options at the end of the relevant twelve- month period as if this Agreement had not been terminated.








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     All options  subject to this section shall vest  according to the following schedule:


Vesting Date                                Number of Shares

At the end of the 12th month from the
date of this Agreement                            100,000
At the end of the 24th month from the
date of this Agreement                            100,000
At the end of the 36th month from the
date of this Agreement                            100,000
----------------------------------------- ------------------


     The exercise price of said options shall be $.0001 (one-hundredth of one cent) per share.

          (b) Additional incentive compensation, if any, shall be at the discretion of the Board of Directors of the Company.

          (c) Medical Benefits will be offered by the Company. During the Term, Employee shall also be entitled to participate in such programs as vacation pay and other fringe benefit plans authorized from time to time by the Board of Directors of the Company in its discretion for employees of the Company.

     1.4 Term

     This Agreement shall be for a period of three (3) years from the date hereof (the "Term").






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     2. Expenses:

     Employee shall be reimbursed for the reasonable business expenses incurred by him in connection with his performance of services hereunder during the Term upon presentation of an itemized account of such expenses in accordance with the policies and procedures established by the Company. This amount is not to exceed $500.00 for any single 30-day period without the Secretary or Treasurer's prior written approval.

     3. Developments:

     With reference to all developments, including inventions whether patentable or otherwise; trade secrets; discoveries; improvements; ideas and writings which either directly or indirectly relate to or may be useful in the business of the Company or any of its affiliates (the "Developments") which Employee, either by himself or in conjunction with any other person or persons, has conceived, made, developed, acquired or acquired knowledge of during his employment by the Company, Employee hereby assigns, transfers and conveys, and agrees to so assign, transfer and convey to the Company, all of his right, title and interest in and to any and all such Developments to the Company. At any time and from time to time, upon the request and at the expense of the Company, Employee will execute and deliver any and all instruments, documents and papers, give evidence and do any and all other acts which, in the opinion of counsel for the Company, are or may be necessary or desirable to document such transfer or to enable the Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such Developments or to obtain any extension, validation, reissue, continuance or renewal of any such patent, trademark or copyright. The Company will be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and will reimburse Employee for all reasonable expenses incurred by him in compliance with the provisions of this Section.









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     4. Confidential Information:

     (a) Employee recognizes and acknowledges that by reason of his service to the Company, he has had, and will continue to have (both during the Term and at any time thereafter during which he may be employed by the Company), access to confidential information of the Company and its affiliates, including without limitation, information and knowledge pertaining to products and services offered, ideas, plans, trade secrets, proprietary information, advertising, distribution and sales methods and systems, sales and profit figures, customer and client lists, and relationships between the Company and its affiliates and customers, clients, suppliers and others who have business dealings with the Company and its affiliates ("Confidential Information"). Employee acknowledges that such Confidential Information is a valuable and unique asset and covenants that he will not, either during or at any time after the Term, disclose any such Confidential Information to any person for any reason whatsoever (except as his duties described herein may require) without the prior written authorization of the Board of Directors of the Company, unless such information is in the public domain through no fault of Employee or except as may be required by law.

     (b) Employee will not disclose the terms of his employment or the contents of this Agreement to any person for any reason whatsoever (except as his duties described herein may require) without the prior written authorization of the Board of Directors of the Company, unless such information is in the public domain through no fault of Employee or except as may be required by law.








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     5. Non-Competition:

     (a) During the Term and for a Twenty-four (24) month period following the date the employment of Employee by the Company or any of its affiliates has ended (whether or not such employment is pursuant to this Agreement), Employee will not, unless acting pursuant hereto or with the prior written consent of the Board of Directors of the Company, directly or indirectly, own, manage, operate, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, partner, principal or otherwise with any business or enterprise engaged within any portion of the United States in the internet telephony business or in any other business in which the Company was engaged at the date of termination of Employee's employment by the Company or at any time for one year after termination of employment with the Company. It is recognized by Employee that the business of the Company and Employee's connection therewith is or will be involved in internet site and internet telephony activity throughout the United States, and that more limited geographical limitations on this non-competition covenant and the non- solicitation covenant set forth in Section 6 hereof are therefore not appropriate.

     (b) The foregoing restrictions shall not be construed to prohibit the ownership by Employee of not more than five percent (5%) of any class of securities of any corporation which is engaged in any of the foregoing businesses, provided that such ownership represents a passive investment and that neither Employee nor any group of persons including Employee in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part in its business, other than exercising his rights as a security owner, or seeks to do any of the foregoing.

     (c) In the event that Employee is terminated Without Cause by the Company pursuant to Section 8.4 and Employee desires to be engaged by a company (the "Prospective Employer") in violation of the covenants set forth in Section 5(a) above, Employee may request a waiver of Section 5(a) and Section 5(b) above and such waiver shall be granted by the Company.







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     6. No Solicitation:

     During the Term and for a one year period following the date employment of Employee by the Company or any of its affiliates has ended (whether or not such employment is pursuant to the Agreement), Employee will not, either directly or indirectly, (i) call on or solicit any person, firm, corporation or other entity who or which at the time of such termination was, or within two years prior thereto had been, a customer of the Company or any of their respective affiliates with respect to the activities prohibited by Section 6 hereof or (ii) solicit the employment of any person who was employed by the Company or any of Its affiliates on a full or part-time basis at any time during the course of Employee's employment, unless such person prior to such solicitation of employment (A) was involuntarily discharged by the Company or such affiliate, or
(B) voluntarily terminated his/her relationship with the Company or such affiliate.

     7. Equitable Relief:

     (a) Employee acknowledges that the restrictions contained in Sections 3, 4, 5 and 6 hereof are reasonable and that the Company would not have entered into this Agreement in the absence of such restrictions, and that any violation of any provision of those Sections will result in irreparable injury to the Company.

     (b) EMPLOYEE FURTHER REPRESENTS AND ACKNOWLEDGES THAT (i) HE HAS BEEN ADVISED BY THE COMPANY TO CONSULT HIS OWN LEGAL COUNSEL IN RESPECT OF THIS AGREEMENT, (ii) THAT HE HAS HAD FULL OPPORTUNITY, PRIOR TO EXECUTION OF THIS AGREEMENT, TO REVIEW THROUGHLY THIS AGREEMENT WITH HIS COUNSEL, AND (iii) HE HAS READ AND FULLY UNDERSTANDS THE TERMS AND PROVISIONS OF THIS AGREEMENT.

     (c) Employee agrees that the Company shall be entitle to preliminary and permanent injunctive relief, without the necessity of providing actual damages, as well as an equitable accounting of all earnings, profits and other






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benefits  arising  from any  violation  of Sections  3, 4, 5 or 6 hereof,  which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event that any of the provisions of Sections 5, or 6 hereof should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law.

     (d) Employee irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of this Agreement, including without limitation, any action commenced by the Company for preliminary or permanent injunctive relief or other equitable relief, must be brought in the United States District Court for the Southern District of Florida, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Palm Beach County (ii) consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) waives any objection which Employee may have to the laying of venue of any such suit, action or proceeding in any such court. Employee also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 12 hereof.

     8. Termination:

     This Agreement shall terminate prior to the expiration of the Term set forth in Section 1.4 above upon the occurrence of any one of the following events:







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     8.1 Disability.

          In the event that Employee is unable fully to perform his essential duties and responsibilities hereunder to the full extent required by the Board of Directors of the Company by reason of illness, injury or incapacity for one hundred and twenty consecutive days, during which time he shall continue to be compensated as provided in Section 1.4 hereof (less any payments due Employee under disability benefit programs, including Social Security disability, worker's compensation hereunder; provided, however, that Employee will be entitled to receive the payments prescribed under any disability benefit plan which may be in effect for employees of the Company and in which he participated. Employee agrees, in the event of any dispute under this Section 8.1, to submit to a physical examination by a licensed physician selected by the Board of Directors of the Company.

     8.2 Death.

          In the event that Employee dies during the Term, the Company shall pay to his executors, legal representatives or administrators any amounts due and owing to the date of death to Employee as part of the salary set forth in Section 1.4 hereof, and thereafter the Company shall have no further liability or obligation hereunder to his executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through it; provided, however, that Employee's estate or designated beneficiaries shall be entitled to receive the payments prescribed for such recipients under any death benefit plan which may be in effect for employees of the Company and in which Employee participated.

     8.3 Cause.

          Nothing  in  this   Agreement   shall  be  construed  to  prevent  its
     termination by the Company at any time for "cause." For purposes of this Agreement, "cause" shall mean and be limited to Employee's:

          (a) Commission of any act of fraud, misappropriation or personal dishonesty relating to or involving the Company in any material way;






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          (b) Gross  negligence  in the  performanc  of his duties or in any way relating to the obligations and duties, which he owes the Company;

          (c) Violation of any express direction of the Company or any material violation of any rule, regulation, policy or plan established by the Company from time to time regarding the conduct of its Employees and/or its business, if such violation is not remedied by Employee within thirty (30) days of receiving notice of such violation from the Company;

          (d) Demonstrably willful and deliberat violation of any obligation owed by Employee to the Company;

          (e) Material disclosure or use of Confidential Information, other than as required in the performance of Employee's duties under this Agreement;

          (f) Conviction of a crime constituting a felony or any other crime involving moral turpitude or criminal indictment for a crime involving moral turpitude in which the substantial weight of credible evidence indicates that Employee has committed such a crime.

          In the event of termination for cause under section 8.3(a) or (f) of this Section 8.3, Employee shall be suspended pending an independent investigation by persons retained by the Company.

          In the event of a termination for cause, the Company shall have no obligation to make any further payments or to provide any further benefits or compensation hereunder to Employee for any period subsequent to the date of such termination, except that Employee will receive Employee's Base Compensation, as well as bonus or commission







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     payment(s)   for  which  Employee  is  eligible  for  as  of  the  date  of termination.

     8.4 Without Cause by the Company.

          The Company may  terminate  this  Agreement  upon not less than thirty
     (30) days' written notice to Employee at and for the Company's sole convenience and in its sole discretion and without specifying any cause as set forth in Section 8.3 hereof. In such event, and contingent upon (i) receipt by the Company of a valid and fully effective release (in form and substance satisfactory to the Company) of all claims under the Age Discrimination and Employment Act, 29 U.S.C. ss. 621 et. seq (ii) the resignation of Employee from all positions of any nature, which Employee may then have held with the Company and any of its affiliates, Employee shall continue to receive Base Compensation for the following twelve (12) month period.

     9. Survival:

     Notwithstanding the termination of this Agreement by the Company by reason of Employee's disability under Section 8.1, for cause under Section 8.3, or without cause under Section 8.4, his obligations under Sections 3, 4, 5 and 6 hereof shall survive and remain in full force and effect for the periods therein provided, and the provisions for equitable relief against Employee in Section 8 hereof shall continue in force, along with the provisions of Sections 10 through 18 hereof.

     10. Governing Law:

     This Agreement shall be governed by and interpreted under the laws of the State of Florida without giving effect to any conflict of laws provisions.

     11. Litigation Expenses:

     In the event of a lawsuit by either party to enforce the provisions of this Agreement each Party must pay their costs and expenses.





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     12. Notices:

     All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received):

         If to the Company:

                  625 N. Flagler Drive
                  Suite 509
                  West Palm Beach, FL  33401

         If to Employee:

                  625 N. Flagler Drive
                  Suite 509
                  West Palm Beach, FL  33401

or to such other names or addresses as to the Company or Employee, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Section.

     13. Entire Agreement:

     Contents of Agreement:

     (a) This Agreement supersedes any and all other agreements, either oral or written, between the parties with respect to the employment of Employee by the Company for the purposes set forth in Section 1.2, and contains all of the covenants and agreement between the parties with respect to such employment whatsoever. Each party to this Agreement acknowledges that no representation, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by both parties to this Agreement.

     (b) Employee acknowledges that from time to time, the Company may establish, maintain and distribute employee manuals or handbooks or personnel policy







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manuals,  and officers or other  representatives of the Company may make written or oral statements relating to personnel policies and procedures. Such manuals, handbooks and statements are intended only for general guidance. No policies, procedures or statements of any nature by or on behalf of the Company (whether written or oral and whether or not contained in any employee manual or handbook or personnel policy manual), and no acts or practices of any nature, shall be construed to modify this Agreement or to create express or implied obligations of any nature to Employee.

     (c) Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

     14. Assignment:

     All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Employee hereunder are of a personal nature and shall not be assignable or delegatable in whole or in part by Employee.

     15. Severability:

     If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

     16. Remedies Cumulative: No Waiver:

     No remedy conferred upon the Company or the Employee by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Company or employee in






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exercising any right,  remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the Company or the employee from time to time and as often as may be deemed expedient or necessary by the Company or the employee at its sole discretion.

     17. Indemnification:

     17.1  Third-Party  Proceedings.  The Company  shall  indemnify  Employee if
Employee  is or  was a  party  or is  threatened  to be  made  a  party  to  any threatened, pending, or completed action or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company) by reason of the fact that Employee is or was a director, officer, employee, or agent of the Company or an affiliate, by reason of any action or inaction on the part of Employee while a director, officer, employee, or agent or by reason of the fact that Employee is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including reasonable attorneys fees), judgments, fines, and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Employee in connection with such action or proceeding unless the Company shall establish that (a) Employee did not act in good faith and in a manner Employee reasonably believed to be in the best interests of the Company and, with respect to any criminal action or proceeding, had reasonable cause to believe Employee's conduct was unlawful; (b) Employee's actions amounted to gross negligence; or (c) Employee's actions were performed with knowledge and intent to harm the Company. The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption (i) that Employee did not act in good faith and in a manner which Employee reasonably believed to be in the best interests of the Company; or (ii) with respect to any criminal action or proceeding,






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that  Employee  had  reasonable  cause to believe  that  Employee's  conduct was unlawful.

     17.2 Proceedings by or in the Right of the Company.

     The Company shall indemnify Employee if Employe was or is a party or is threatened to be made a party to any threatened, pending, or completed action or proceeding by or in the right of the Company or any affiliate of the Company to procure a judgment in its favor by reason of the fact that Employee is or was a director, officer, employee, or agent of the Company, or any affiliate of the Company, by reason of any action or inaction on the part of Employee while a director, officer, employee, or agent or by reason of the fact that Employee is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including reasonable attorney's fees) and, to the fullest extent permitted by law, amounts paid in settlement of such action or proceeding unless the Company shall establish any of the following concerning the action:

          a. That Employee did not act in good faith; b. Employee acted in a manner Employee could not have reasonably believed to be in the best interests of the Company and its Members; c. The Employee actions were intentional and with knowledge that such actions would result in the harm complained of; d. Employee's actions amount to gross negligence; or e. Employee's actions were outside the scope of his employment.

          No indemnification shall be made in respect of any claim, issue or matter as to which Employee shall have been adjudged to be liable to the Company in the performance of Employee's duty to the Company or any affiliate of the Company unless and only to the extent that the court in which such action or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Employee is fairly and reasonably entitled to







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     indemnity for expenses or amounts paid in  settlement  and then only to the extent that the court shall determine.

     17.3 Procedure.

     Any indemnification provided for in this Agreement shall be made no later than forty-five (45) days after the resolution (by judgment, settlement, dismissal, or otherwise) of the claim to which indemnification is sought. If a claim under this Agreement, under any statute, or under any provision of the Company's Articles of Incorporation or bylaws providing for indemnification, is not paid in full by the Company within such period, Employee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 17 of this Agreement, Employee shall also be entitled to be paid for the expenses (including reasonable attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action or proceeding in advance of its final disposition) that Employee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Employee for the amount claimed, but the burden of proving such defense shall be on the Company, and Employee shall be entitled to receive interim payments of expenses pursuant to this Agreement unless and until such defense may be finally adjudicated by court order or judgment from which no further right appeal exists. It is the parties' intention that if the Company contest Employee's right to indemnification, the question of Employee's right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its Members) to have made a determination that indemnification of Employee is proper in the circumstances because Employee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors,






Cirilium Holdings, Inc.                             EEA                       16
independent legal counsel, or its Members) that Employee has not met such applicable standard of conduct, shall create a presumption that Employee has or has not met the applicable standard of conduct.

     17.4 Notice to Insurers.

     If, at the time of the receip of a notice of a claim pursuant to this Agreement, the Company has directors' and officers' liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Employee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

     17.5 Relationship to Other Sources.

     Employee shall not be required to exercise any rights against any other parties (for example, under any insurance policy purchased by the Company, Employee, or any other person or entity) before Employee, or Agreement. However, to the extent the Company actually indemnifies Employee or advances expenses, the Company shall be entitled to enforce any such rights, which Employee may have against third parties. Employee shall assist the Company in enforcing those rights if the Company pays Employee's reasonable costs and expenses of doing so.

     17.6 Selection of Counsel.

     In the event the Company shall be obligated under this Agreement to pay the expenses of any proceeding against Employee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Employee, which approval shall not be unreasonably withheld, upon the delivery to Employee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Employee and the retention of such counsel by the Company, the Company will not be









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



liable to Employee under this Agreement for any fees of counsel subsequently incurred by Employee with respect to the same proceeding, provided that (i) Employee shall have the right to employ counsel in any such proceeding at Employee's expense; and (ii) if (A) the employment of counsel by Employee has been previously authorized by the Company (B) Employee shall have reasonably concluded that there may be a conflict of interest between the Company and Employee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the reasonable fees and expenses of Employee's counsel shall be at the expense of the Company.

     17.7 Additional Rights

     a. Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Employee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized or mandated by the other provisions of this Agreement, the Company's Articles of Incorporation, the Company's Bylaws, or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a corporate entity to indemnify a member of its or an affiliate's board of directors or an officer, such changes shall be, ipso facto, within the purview of Employee's rights and the Company's obligations under this Agreement. In the event of any change in any applicable law, statute, or rule which narrows the right of a corporate entity to indemnify a member of its or an affiliate's Board of Directors or an officer, such changes, to the extent not otherwise required by such law, statute, or rule to be applied to this Agreement shall have no effect on this Agreement or the parties rights and obligations hereunder.

     b. Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Employee my be entitled under the Company's Articles of Incorporation, its Bylaws, any agreement, any vote of Members or disinterested directors, the Corporation Law of the State of Florida,







Cirilium Holdings, Inc.                             EEA                       18
or otherwise, both as to action in Employee's official capacity and as to action or inaction in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Employee for any action taken or not taken while serving in an indemnified capacity even though Employee may have ceased to serve in such capacity at the time of any action or other cover proceeding is commenced.

     c. Partial Indemnification. Employee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses judgments, fines, or penalties actually or reasonably incurred in the investigation, defense, appeal, or settlement of any civil or criminal action or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Employee for the portion of such expenses, judgments, fines, or penalties to which Employee is entitled.

     d. Acknowledgment. Both the Company and Employee acknowledge that in certain instances, state or federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Employee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Employee.

     18. Miscellaneous

     All section headings are for convenience only. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.









Cirilium Holdings, Inc.                             EEA                       19

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.



Cirilium Holdings, Inc.                     Employee


/s/ Don Lees                                /s/ Gerald C. Parker
-----------------------                     ------------------------
Don Lees                                    Gerald C. Parker
Chief Executive Officer                     Chairman
















Cirilium Holdings, Inc.                             EEA                       20